Exhibit 99.1

CommScope Reports Strong Fourth Quarter 2016 Results

- Mobility and FTTX Drive Double-Digit North American Growth -

- Announces $100 Million Share Repurchase Plan -

•	Fourth Quarter 2016 Highlights

•	Sales grew 3 percent year over year to $1.18 billion

•	Gross margin improved to 42 percent, up over 650 basis points year over year

•	GAAP operating income rose significantly to $119 million

•	Adjusted operating income (excluding special items) increased 28 percent year over year to $252 million, or 21 percent of sales

•	Earnings improved significantly to $0.28 per diluted share

•	Adjusted earnings increased 45 percent year over year to $0.61 per diluted share

•	Cash flow from operations of $81 million

•	Calendar Year 2016 Highlights

•	Sales grew 29 percent to $4.92 billion

•	Gross margin increased to a record 41 percent, up nearly 600 basis points

•	GAAP operating income grew to $575 million

•	Adjusted operating income (excluding special items) rose 44 percent to $1.05 billion

•	Earnings improved significantly to $1.13 per diluted share

•	Adjusted earnings increased 42 percent to $2.64 per diluted share

•	Cash flow from operations more than doubled to a record $606 million

HICKORY, NC, February 23, 2017—CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, reported sales of $1.18 billion and net income of $54 million, or $0.28 per diluted share, for the quarter ended December 31, 2016. Sales rose 3 percent year over year driven by strength in the North America wireless and fiber-to-the-X (FTTX) markets. Non-GAAP adjusted net income for the fourth quarter 2016 was $121 million, or $0.61 per diluted share. A reconciliation of reported GAAP results to non-GAAP results is attached.

In comparison, for the quarter ended December 31, 2015, CommScope reported sales of $1.14 billion and a net loss of $75 million, or a loss of $0.39 per share. Non-GAAP adjusted net income for the fourth quarter of 2015 was $83 million, or $0.42 per diluted share.

“We are very pleased to deliver another quarter of sales growth and outstanding financial results,” said President and Chief Executive Officer Eddie Edwards. “We are equally proud of our full-year 2016 performance. While integrating a major acquisition, we increased earnings significantly, more than doubled cash flow from operations and repaid nearly $700 million of debt.

“We also successfully met major execution milestones in our BNS integration plan and raised our synergy targets by more than 30 percent. We see growth opportunities ahead and are confident in our long-term market position.”

Fourth Quarter 2016 Overview

Fourth quarter 2016 sales grew 3 percent year over year to $1.18 billion, which was consistent with guidance. The year-over-year increase was driven by solid growth in North America—particularly in the wireless and FTTX markets. Foreign exchange rate changes negatively affected revenue by 1 percent year over year.

GAAP operating income in the fourth quarter 2016 rose significantly year over year to $119 million. The increase was driven by higher sales volumes, reduced purchase accounting charges, benefits from cost reduction initiatives and favorable geographic and product mix. Adjusted operating income in the quarter, which excludes amortization of purchased intangibles, integration and transaction costs, restructuring costs and other special items, increased 28 percent year over year to $252 million. This increase was driven by higher sales volumes, benefits from cost reduction initiatives and favorable geographic and product mix.

GAAP net income for the fourth quarter 2016 rose substantially year over year to $54 million, or $0.28 per diluted share. Excluding special items, fourth quarter adjusted net income increased 46 percent year over year to $121 million. Adjusted earnings were $0.61 per diluted share, up 45 percent year over year.

Fourth quarter Connectivity Solutions segment sales increased 1 percent to $681 million. Strong double-digit growth in North American FTTX solutions was largely offset by lower sales in other geographic regions. Foreign exchange rate changes negatively affected revenue by approximately 1 percent from the year-ago period. Connectivity Solutions GAAP operating income was $43 million in the quarter. Adjusted operating income increased 19 percent year over year to $140 million, or 21 percent of segment sales. The 300 basis point year-over-year increase in adjusted operating income margin was due primarily to benefits from cost reduction initiatives and favorable geographic and product mix and higher sales volumes.

Mobility Solutions segment sales increased 6 percent year over year to $498 million primarily due to strong double-digit growth in North America. Higher spending by certain North American wireless operators was tempered by declines in other major geographic regions. Foreign exchange rate changes had a negative impact of approximately 1 percent on Mobility Solutions segment sales compared to the year-ago period. Mobility Solutions GAAP operating income was $76 million. Adjusted operating income for the Mobility segment increased 43 percent to $113 million, or 23 percent of segment sales. The almost 600 basis point increase in adjusted operating income margin compared to the prior year was driven by increased sales volumes, favorable geographic and product mix and benefits from cost reduction initiatives.

Full Year 2016 Overview

For 2016, sales increased 29 percent to $4.92 billion primarily due to the addition of the BNS business. Foreign exchange rates negatively impacted sales by approximately 1 percent in 2016 compared to the prior year.

GAAP operating income increased to $575 million and adjusted operating income rose 44 percent to $1.05 billion versus prior year results, primarily due to the BNS acquisition. The increase also reflected favorable changes in geographic and product mix and benefits from cost reduction initiations.

Connectivity Solutions segment sales increased 61 percent to $2.97 billion, primarily due to the addition of the BNS business. Foreign exchange rate changes negatively impacted sales by approximately 1 percent in 2016 compared to the prior year. Connectivity Solutions GAAP operating income was $291 million. Adjusted operating income for the segment increased 81 percent to $632 million, or 21 percent of sales. The year-over-year increase in adjusted operating income was driven by the acquisition of the BNS business. The performance was also positively affected by cost reduction initiatives and favorable geographic and product mix.

Mobility Solutions segment sales declined slightly to $1.96 billion. Robust growth in North America was more than offset by tepid international spending and product rationalization. Foreign exchange rates negatively impacted sales by approximately 1 percent in 2016 compared to the prior year. Mobility Solutions GAAP operating income was $284 million. Adjusted operating income for the segment increased by 10 percent to $419 million, or 21 percent of sales. Despite lower sales volumes, adjusted operating income rose due primarily to favorable geographic and product mix and product rationalization.

Stock Repurchase

The board of directors has authorized the repurchase of up to $100 million of the company’s outstanding common stock. The intent of the repurchase program is to reduce dilution from grants under the various equity-based award programs.

Any share repurchases under this authorization will be made in accordance with applicable securities laws in either open market or privately negotiated transactions. The company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. The method, timing and amount of shares repurchased under the authorization will depend on several factors, including capital and liquidity requirements, market conditions and alternative uses for cash. The program does not obligate the company to acquire any particular amount of its common stock, and the program may be extended, modified, suspended or discontinued at any time. The repurchase authorization expires on February 28, 2018.

Outlook

CommScope management provided the following first quarter and full year 2017 guidance.

First Quarter 2017 Guidance:

•	Revenue of $1.10 billion – $1.15 billion

•	Operating income of $105 million – $120 million

•	Adjusted operating income of $205 million – $225 million

•	Earnings per diluted share of $0.18 – $0.22, based on 199 million weighted average diluted shares

•	Adjusted earnings per diluted share of $0.49 – $0.54

•	Adjusted effective tax rate of approximately 35 percent

Full Year 2017 Guidance:

•	Revenue of $5.00 billion – $5.15 billion

•	Operating income of $730 million – $770 million

•	Adjusted operating income of $1.11 billion – $1.16 billion

•	Earnings per diluted share of $1.66 – $1.73, based on 199 million weighted average diluted shares

•	Adjusted earnings per diluted share of $2.90 – $3.00

•	Adjusted effective tax rate of approximately 35 percent

•	Cash flow from operations of more than $600 million

A reconciliation of GAAP to non-GAAP outlook is attached.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss fourth quarter and full year 2016 results. The conference call also will be webcast.

To participate in the conference call, dial 866-411-7395 (US and Canada only) or +1 704-908-0381. The conference identification number is 49648222. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection. The live, listen-only audio of the call and corresponding presentation will be available through a link on CommScope’s Investor Relations page.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

About CommScope

CommScope (NASDAQ: COMM) helps companies around the world design, build and manage their wired and wireless networks. Our vast portfolio of network infrastructure includes some of the world’s most robust and innovative wireless and fiber optic solutions. Our talented and experienced global team is driven to help customers increase bandwidth; maximize existing capacity; improve network performance and availability; increase energy efficiency; and simplify technology migration. You will find our solutions in the largest buildings, venues and outdoor spaces; in data centers and buildings of all shapes, sizes and complexity; at wireless cell sites; in telecom central offices and cable headends; in FTTX deployments; and in airports, trains, and tunnels. Vital networks around the world run on CommScope solutions.

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors’ ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target”, “guidance” and similar expressions although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive. These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our ability to integrate the BNS business on a timely and cost-effective manner; our reliance on TE Connectivity for transition services for the BNS business; our ability to realize expected growth opportunities and cost savings from the BNS business; our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; product quality or performance issues and associated warranty claims; our ability to maintain effective information management systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches or computer viruses; the risk our global manufacturing operations suffer production or shipping delays causing difficulty in meeting customer demands; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers; changes in the laws and policies of the U.S. affecting trade; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities, including delays or challenges related to removing, transporting or reinstalling equipment, that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our exposure to interest rate risk to the extent of our variable rate debt; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as value-added tax receivables; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans may require plan contributions in excess of current estimates; significant international operations expose us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; and other factors beyond our control. These and other factors are discussed in greater detail in our 2016 Annual Report on Form 10-K. Although the information contained in this press release represents our best judgment as of the date of this press release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

Investor Contact: Jennifer Crawford, CommScope +1 828-323-4970 jennifer.crawford@commscope.com Source: CommScope	News Media Contact: Rick Aspan, CommScope +1 708-236-6568 publicrelations@commscope.com

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited — In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$1,178,906	$1,142,541	$4,923,621	$3,807,828

Operating costs and expenses:
Cost of sales	689,018	743,511	2,890,032	2,462,008
Selling, general and administrative	215,130	227,101	879,495	687,389
Research and development	48,161	49,146	200,715	135,964
Amortization of purchased intangible assets	72,932	76,905	297,202	220,602
Restructuring costs, net	18,372	18,855	42,875	29,488
Asset impairments	15,884	5,450	38,552	90,784

Total operating costs and expenses	1,059,497	1,120,968	4,348,871	3,626,235

Operating income	119,409	21,573	574,750	181,593
Other expense, net	(8,273)	(7,505)	(30,171)	(13,061)
Interest expense	(62,510)	(75,909)	(277,534)	(234,661)
Interest income	774	792	5,524	4,128

Income (loss) before income taxes	49,400	(61,049)	272,569	(62,001)
Income tax (expense) benefit	5,066	(14,098)	(49,731)	(8,874)

Net income (loss)	$54,466	$(75,147)	$222,838	$(70,875)

Earnings (loss) per share:
Basic	$0.28	$(0.39)	$1.16	$(0.37)
Diluted (a)	$0.28	$(0.39)	$1.13	$(0.37)

Weighted average shares outstanding:
Basic	193,305	191,040	192,470	189,876
Diluted (a)	197,401	191,040	196,459	189,876

(a) Calculation of diluted earnings per share:
Net income (loss) (basic and diluted)	$54,466	$(75,147)	$222,838	$(70,875)

Weighted average shares (basic)	193,305	191,040	192,470	189,876
Dilutive effect of stock awards	4,096	—	3,989	—

Denominator (diluted)	197,401	191,040	196,459	189,876

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,
	2016	2015
Assets
Cash and cash equivalents	$428,228	$562,884
Accounts receivable, less allowance for doubtful accounts of $17,211 and $19,392, respectively	952,367	833,041
Inventories, net	473,267	441,815
Prepaid expenses and other current assets	139,902	166,900

Total current assets	1,993,764	2,004,640
Property, plant and equipment, net of accumulated depreciation of $303,734 and $243,806, respectively	474,990	528,706
Goodwill	2,768,304	2,690,636
Other intangible assets, net	1,799,065	2,147,483
Other noncurrent assets	105,863	131,166

Total assets	$7,141,986	$7,502,631

Liabilities and Stockholders’ Equity
Accounts payable	$415,921	$300,829
Other accrued liabilities	429,397	371,743
Current portion of long-term debt	12,500	12,520

Total current liabilities	857,818	685,092
Long-term debt	4,549,510	5,231,131
Deferred income taxes	199,121	202,487
Pension and other postretirement benefit liabilities	31,671	37,102
Other noncurrent liabilities	109,782	124,099

Total liabilities	5,747,902	6,279,911
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value: Authorized shares: 200,000,000; Issued and outstanding shares: None	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 193,837,437 and 191,368,727, respectively	1,950	1,923
Additional paid-in capital	2,282,014	2,216,202
Retained earnings (accumulated deficit)	(589,556)	(812,394)
Accumulated other comprehensive loss	(285,113)	(171,678)
Treasury stock, at cost: 1,129,222 shares and 986,222 shares, respectively	(15,211)	(11,333)

Total stockholders’ equity	1,394,084	1,222,720

Total liabilities and stockholders’ equity	$7,141,986	$7,502,631

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Consolidated Statements of Cash Flows

(Unaudited — In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating Activities:
Net income (loss)	$54,466	$(75,147)	$222,838	$(70,875)
Adjustments to reconcile net income (loss) to net cash generated by operating activities:
Depreciation and amortization	97,603	104,015	399,053	303,500
Equity-based compensation	8,385	7,610	35,006	28,665
Deferred income taxes	(6,639)	(9,288)	(100,878)	(101,826)
Asset impairments	15,884	5,450	38,552	90,784
Excess tax benefits from equity-based compensation	(6,910)	(5,560)	(14,993)	(24,754)
Changes in assets and liabilities:
Accounts receivable	(4,530)	109,147	(100,867)	(6,984)
Inventories	(8,516)	94,646	(31,996)	162,164
Prepaid expenses and other current assets	(12,332)	(31,693)	14,273	(65,271)
Accounts payable and other accrued liabilities	(46,263)	(79,954)	191,405	6,921
Other noncurrent liabilities	(16,872)	(969)	(35,950)	(13,320)
Other noncurrent assets	12,231	(2,258)	(1,834)	(11,966)
Other	(5,534)	325	(8,384)	5,022

Net cash generated by operating activities	80,973	116,324	606,225	302,060
Investing Activities:
Additions to property, plant and equipment	(18,654)	(17,079)	(68,314)	(56,501)
Proceeds from sale of property, plant and equipment	149	3,198	4,084	3,417
Cash paid for acquisitions including purchase price adjustments, net of cash acquired	3,384	(43,515)	6,098	(3,000,991)
Proceeds from sale of businesses and long-term investments	1	—	1,292	2,817
Other	57	195	2,253	646

Net cash used in investing activities	(15,063)	(57,201)	(54,587)	(3,050,612)
Financing Activities:
Long-term debt repaid	(172,889)	(116,490)	(718,914)	(619,056)
Long-term debt proceeds	19,764	—	19,764	3,246,875
Long-term debt financing costs	—	(429)	—	(74,319)
Proceeds from the issuance of common shares under equity-based compensation plans	8,119	4,297	16,756	25,570
Excess tax benefits from equity-based compensation	6,910	5,560	14,993	24,754
Tax withholding payments for vested equity-based compensation awards	(932)	(698)	(3,878)	(698)
Other	(3,094)	—	(3,094)	—

Net cash generated by (used in) financing activities	(142,122)	(107,760)	(674,373)	2,603,126
Effect of exchange rate changes on cash and cash equivalents	(12,835)	(6,441)	(11,921)	(21,011)

Change in cash and cash equivalents	(89,047)	(55,078)	(134,656)	(166,437)
Cash and cash equivalents, beginning of period	517,275	617,962	562,884	729,321

Cash and cash equivalents, end of period	$428,228	$562,884	$428,228	$562,884

See notes to consolidated financial statements included in our Form 10-K.

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating income, as reported	$119.4	$21.6	$574.8	$181.6

Adjustments:
Amortization of purchased intangible assets	72.9	76.9	297.2	220.6
Restructuring costs, net	18.4	18.9	42.9	29.5
Equity-based compensation	8.4	7.6	35.0	28.7
Asset impairments	15.9	5.5	38.6	90.8
Integration and transaction costs	17.2	14.8	62.3	96.9
Purchase accounting adjustments	—	51.2	0.6	81.7

Total adjustments to operating income	132.8	174.9	476.6	548.2

Non-GAAP adjusted operating income	$252.2	$196.4	$1,051.4	$729.8

Income (loss) before income taxes, as reported	$49.4	$(61.0)	$272.6	$(62.0)
Income tax (expense) benefit, as reported	5.1	(14.1)	(49.7)	(8.9)

Net income (loss), as reported	$54.5	$(75.1)	$222.8	$(70.9)
Adjustments:
Total pretax adjustments to operating income	132.8	174.9	476.6	548.2
Pretax amortization of deferred financing costs & OID (1)	4.4	5.2	21.4	22.3
Pretax acquisition related interest (1)	—	—	—	29.2
Pretax loss on debt transactions (2)	—	—	17.8	—
Pretax net investment gains (2)	—	—	(0.5)	(2.7)
Tax effects of adjustments and other tax items (3)	(71.1)	(22.2)	(218.9)	(164.4)

Non-GAAP adjusted net income	$120.6	$82.8	$519.2	$361.7

Diluted EPS, as reported	$0.28	$(0.39)	$1.13	$(0.37)
Non-GAAP adjusted diluted EPS (4)	$0.61	$0.42	$2.64	$1.86

(1)	Included in interest expense.
(2)	Included in other expense, net.
(3)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect. Adjustments for 2016 reflect the exclusion of a decrease in a valuation allowance while 2015 adjustments reflect the exclusion of an increase in a valuation allowance.
(4)	Diluted shares used in the calculation of non-GAAP adjusted diluted EPS for the three months ended December 31, 2016 and 2015 are 197.4 million and 195.1 million, respectively. Diluted shares used in the calculation of non-GAAP adjusted diluted EPS for the years ended December 31, 2016 and 2015 are 196.5 million and 194.2 million, respectively.

Note: Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Sales by Region

(Unaudited — In millions)

Sales by Region

			% Change
	Q4 2016	Q4 2015	YOY
North America	$646.1	$571.0	13.2%
Europe, Middle East and Africa	240.1	248.6	(3.4)
Asia Pacific	224.8	244.5	(8.1)
Central and Latin America	67.9	78.4	(13.4)

Total Net Sales	$1,178.9	$1,142.5	3.2%

Sales by Region

	Full Year 2016	Full Year 2015	% Change
			YOY
North America	$2,748.8	$1,968.5	39.6%
Europe, Middle East and Africa	933.5	781.7	19.4
Asia Pacific	961.0	781.9	22.9
Central and Latin America	280.3	275.7	1.7

Total Net Sales	$4,923.6	$3,807.8	29.3%

CommScope Holding Company, Inc.

Segment Information

(Unaudited — In millions)

Sales by Segment (1)

				% Change
	Q4 2016	Q3 2016	Q4 2015	Sequential	YOY
Connectivity Solutions	$681.3	$819.2	$671.5	(16.8)%	1.5%
Mobility Solutions	497.6	474.7	471.0	4.8%	5.6%

Total Net Sales	$1,178.9	$1,293.9	$1,142.5	(8.9)%	3.2%

Non-GAAP Adjusted Operating Income by Segment (1)

				% Change
	Q4 2016	Q3 2016	Q4 2015	Sequential	YOY
Connectivity Solutions	$139.5	$189.5	$117.4	(26.4)%	18.8%
Mobility Solutions	112.7	107.2	78.9	5.1%	42.8%

Total Non-GAAP Adjusted Operating Income	$252.2	$296.7	$196.4	(15.0)%	28.4%

Sales by Segment (1)

			% Change
	2016	2015	YOY
Connectivity Solutions	$2,965.5	$1,841.7	61.0%
Mobility Solutions	1,958.1	1,966.1	(0.4)%

Total Net Sales	$4,923.6	$3,807.8	29.3%

Non-GAAP Adjusted Operating Income by Segment (1)

			% Change
	2016	2015	YOY
Connectivity Solutions	$632.3	$349.9	80.7%
Mobility Solutions	419.1	379.9	10.3%

Total Non-GAAP Adjusted Operating Income	$1,051.4	$729.8	44.1%

(1)	As of January 1, 2016, the Company began reporting in two operating segments: Connectivity Solutions and Mobility Solutions. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Pro Forma Sales

(Unaudited — In millions)

Pro Forma Sales (1)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015 (2)	Full Year 2015
Legacy CommScope	$825.4	$867.3	$831.5	$754.0	$3,278.2
Legacy BNS	424.9	471.0	415.8	388.5	1,700.2

Total Pro Forma Net Sales	$1,250.3	$1,338.3	$1,247.3	$1,142.5	$4,978.4

Pro Forma Sales by Segment (1)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Full Year 2015
Connectivity Solutions	$717.6	$781.2	$750.4	$671.5	$2,920.7
Mobility Solutions	532.7	557.0	496.9	471.0	2,057.6

Total Pro Forma Net Sales	$1,250.3	$1,338.3	$1,247.3	$1,142.5	$4,978.4

(1)	As of January 1, 2016, the Company began reporting in two operating segments: Connectivity Solutions and Mobility Solutions. All prior period amounts have been restated to reflect these operating segment changes.
(2)	As reported

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

The unaudited pro forma amounts are presented as though the BNS acquisition had been completed as of January 1, 2015. This pro forma information has not been prepared in accordance with U.S. generally accepted accounting principles. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized.

CommScope Holding Company, Inc.

Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment

(Unaudited — In millions)

Year Ended December 31, 2016 Non-GAAP Adjusted Operating Income Reconciliation by Segment (1)

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$291.2	$283.6	$574.8
Amortization of purchased intangible assets	195.9	101.3	297.2
Restructuring costs, net	27.1	15.8	42.9
Equity-based compensation	19.8	15.2	35.0
Asset impairments	38.6	—	38.6
Integration and transaction costs	59.1	3.3	62.3
Purchase accounting adjustments	0.6	—	0.6

Non-GAAP adjusted operating income	$632.3	$419.1	$1,051.4
Non-GAAP adjusted operating margin %	21.3%	21.4%	21.4%

Year Ended December 31, 2015 Non-GAAP Adjusted Operating Income Reconciliation by Segment (1)

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$16.1	$165.5	$181.6
Amortization of purchased intangible assets	124.0	96.6	220.6
Restructuring costs, net	16.9	12.6	29.5
Equity-based compensation	16.1	12.6	28.7
Asset impairments	16.3	74.4	90.8
Integration and transaction costs	82.3	14.6	96.9
Purchase accounting adjustments	78.2	3.6	81.7

Non-GAAP adjusted operating income	$349.9	$379.9	$729.8
Non-GAAP adjusted operating margin %	19.0%	19.3%	19.2%

(1)	As of January 1, 2016, the Company began reporting in two operating segments: Connectivity Solutions and Mobility Solutions. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment

(Unaudited — In millions)

Fourth Quarter 2016 Non-GAAP Adjusted Operating Income Reconciliation by Segment (1)

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$43.3	$76.1	$119.4
Amortization of purchased intangible assets	47.7	25.3	72.9
Restructuring costs, net	11.0	7.3	18.4
Equity-based compensation	4.7	3.7	8.4
Asset impairments	15.9	—	15.9
Integration and transaction costs	16.9	0.3	17.2
Non-GAAP adjusted operating income	$139.5	$112.7	$252.2
Non-GAAP adjusted operating margin %	20.5%	22.7%	21.4%

Third Quarter 2016 Non-GAAP Adjusted Operating Income Reconciliation by Segment (1)

	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$104.8	$75.9	$180.7
Amortization of purchased intangible assets	49.4	25.2	74.6
Restructuring costs, net	8.4	2.5	10.8
Equity-based compensation	4.9	3.5	8.4
Asset impairments	7.4	—	7.4
Integration and transaction costs	14.6	0.2	14.7

Non-GAAP adjusted operating income	$189.5	$107.2	$296.7
Non-GAAP adjusted operating margin %	23.1%	22.6%	22.9%

Fourth Quarter 2015 Non-GAAP Adjusted Operating Income Reconciliation by Segment (1)

	Connectivity Solutions	Mobility Solutions	Total
Operating income (loss), as reported	$(17.9)	$39.5	$21.6
Amortization of purchased intangible assets	49.9	27.0	76.9
Restructuring costs, net	11.8	7.1	18.9
Equity-based compensation	5.7	1.9	7.6
Asset impairments	5.5	—	5.5
Integration and transaction costs	13.7	1.1	14.8
Purchase accounting adjustments	48.9	2.2	51.2

Non-GAAP adjusted operating income	$117.4	$78.9	$196.4
Non-GAAP adjusted operating margin %	17.5%	16.8%	17.2%

(1)	As of January 1, 2016, the Company began reporting in two operating segments: Connectivity Solutions and Mobility Solutions. All prior period amounts have been restated to reflect these operating segment changes.

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Adjusted Free Cash Flow

(Unaudited — In millions)

Adjusted Free Cash Flow

	Q4 2016	Q4 2015	Full Year 2016	Full Year 2015
Cash flow from operations	$81.0	$116.3	$606.2	$302.1
Integration and transaction costs	17.0	24.5	64.8	96.1
Capital expenditures	(18.7)	(17.1)	(68.3)	(56.5)
Capex related to BNS integration	1.2	1.7	6.1	12.7
Redemption premium	—	—	17.8	—

Adjusted Free Cash Flow	$80.5	$125.4	$626.6	$354.4

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Quarterly Adjusted Operating Income and Adjusted EBITDA

(Unaudited — In millions)

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q4 2015
Operating income, as reported	$119.4	$180.7	$183.9	$90.7	$21.6
Amortization of purchased intangible assets	72.9	74.6	76.0	73.6	76.9
Restructuring costs, net	18.4	10.8	7.6	6.1	18.9
Equity-based compensation	8.4	8.4	9.4	8.8	7.6
Asset impairments	15.9	7.4	—	15.3	5.5
Integration and transaction costs	17.2	14.7	14.5	15.9	14.8
Purchase accounting adjustments	—	—	(0.4)	1.0	51.2

Non-GAAP adjusted operating income	$252.2	$296.7	$291.0	$211.4	$196.4

Non-GAAP adjusted operating margin %	21.4%	22.9%	22.3%	18.5%	17.2%
Depreciation	20.2	20.2	20.4	19.6	21.9

Non-GAAP adjusted EBITDA	$272.5	$316.9	$311.4	$231.1	$218.2

Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

Outlook
	Three Months Ended March 31, 2017	Full Year 2017
Operating income	$105 - $120	$730 - $770

Adjustments:
Amortization of purchased intangible assets	$70	$270
Equity-based compensation	$10	$45
Restructuring costs, integration costs and other (1)	$20 - $25	$65 - $75

Total adjustments to operating income	$100 - $105	$380 - $390

Non-GAAP adjusted operating income	$205 - $225	$1,110 - $1,160

Diluted earnings per share	$0.18 - $0.22	$1.66 - $1.73

Adjustments (2):
Total adjustments to operating income	$0.30 - $0.31	$1.23 - $1.25
Debt-related costs and other special items (3)	$0.01	$0.01 - $0.02

Non-GAAP adjusted diluted earnings per share	$0.49 - $0.54	$2.90 - $3.00

(1)	Reflects projections for restructuring costs, integration costs and other special items. Actual adjustments may vary from projections.
(2)	The tax rates applied to projected adjustments reflect the tax expense or benefit based on the expected tax jurisdiction of the entity generating the projected adjustments. There are certain items for which we expect little or no tax effect.
(3)	Reflects projections for amortization of debt issuance costs, loss on debt extinguishment, net investment gains or losses and other tax items. Actual adjustments may vary from projections.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, debt extinguishments, additional transaction and integration costs, foreign exchange rate fluctuations and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.